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                                                                     Exhibit 4.2


                       CYBERSTORAGE SYSTEMS CORPORATION
                           (a Delaware corporation)

                            2000 STOCK OPTION PLAN

     1.  Statement of Purpose.  The purpose of this Stock Option Plan (the
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"Plan") is to benefit Cyberstorage Systems Corporation (the "Company") through the maintenance and development of its businesses by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company.

     2.  Administration.  The Plan shall be administered by the Board of
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Directors of the Company, or by any committee of the Board of Directors appointed by the Board of Directors (the "Committee"). The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan.

     3.  Eligibility.  Options shall be granted only to: employees of the
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Company; officers and directors of the Company (whether or not they are employees); and consultants and advisors of the Company (where bona fide services were rendered and such services were not in connection with the offer and sale of securities in a capital raising transaction), selected initially and from time to time thereafter by the Committee on the basis of their importance to the business of the Company.

     4.  Granting of Options.  The Committee may grant options under which a
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total of not in excess of 15,625 shares of the Common Stock of the Company
("Common Stock"), par value $.001 per share, may be purchased from the Company, subject to adjustment as provided in Section 12 hereof. The Committee may, in its discretion grant under the Plan either non-statutory stock options ("NSO's") or incentive stock options ("ISO's") as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code"), provided, however, that ISO's may only be granted to employees of the Company. The grants of NSO's shall be evidenced by written Non-statutory Stock Option Agreements (which need not be identical), executed by the Company and the holders of NSO's, stating the number of shares of Common Stock subject to such NSO's evidenced thereby and containing such other provisions as the Committee deems advisable which are not inconsistent with the Plan. The grant of ISOs shall be evidenced by written Incentive Stock Option Agreements (which need not be identical), executed by the Company and the holders of ISOs, stating the number of shares of Common Stock subject to such ISOs evidenced thereby and containing such other provisions as the Committee deems advisable which are not inconsistent with the Plan. In addition, the Non-statutory Stock Option Agreements and Incentive Stock Option Agreements may include restrictions applicable to shares of Common Stock issuable subject to the restrictions set forth herein with respect to ISOs or to such other termination and cancellation provisions as the Committee may determine, including, but
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not limited to, a right to repurchase from the optionee all or any portion of the shares acquired upon the exercise of an option granted under the Plan as the Committee may determine. In the event that an option expires or is terminated or cancelled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a cancelled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

     Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company, or interfere in any way with the right of the Company to terminate an employee's employment at any time, or interfere in any way with the right of the Company to terminate any consulting or other compensation arrangement between the Company, and any consultant, or advisor of the Company.

     5.  Option Price.  The option price shall be determined by the Committee
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and, subject to the provisions of Section 12 hereof, shall be not less than the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option. If one or more ISO's are granted to an employee who, at the time of grant, owns more than ten percent (10%) of the total voting power of all classes of stock of the Company (a "10% Owner"), the option price under such ISO shall be not less than 110% of said fair market value. Such fair market value shall be determined by the Committee in such manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

     6.  Duration of Options, Increments, and Extensions.  Subject to the
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provisions of Section 8 hereof, each option shall be for a term of not more than ten years, provided, however, that ISO's granted to employees who, at the time of the grant, are 10% Owners shall be for a term of not more than five years. Each option shall become exercisable with respect to 25% of the total number of shares subject to the option twelve months after the date of its grant and, with respect to each additional 25%, at the end of each twelve-month period thereafter during the succeeding three years. Notwithstanding the foregoing, the Committee may, in its discretion (i) specifically provide at the date of grant of another time or times of exercise; (ii) accelerate the exercisability of such option subject to such terms as the Committee deems necessary and appropriate to effectuate the purpose of the Plan; or (iii) at any time prior to the expiration or termination of any NSO previously granted, extend the term of any such option (including such NSO's held by officers or directors) for such period as the Committee in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

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     7.  Exercise of Option.  An option may be exercised by giving written
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notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash or by check, or if approved by the Committee, by shares of Common Stock of the Company, or by a combination of the foregoing.
Any optionee holding two or more options that are partially or wholly exercisable at the same time may exercise said options (to the extent they are then exercisable) in any order the employee chooses, regardless of the order in which said options were granted.

     At the time of exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     8.  Termination of Relationship - Exercise Thereafter.   Each option
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agreement shall set forth the extent to which the optionee shall have the right to exercise the Option following termination of the optionee's employment, service on the Board of Directors, or consulting arrangement with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the option agreement entered into with each optionee, need not be uniform among all options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment, director relationship or consulting agreement, including, but not limited to, termination of employment for cause or good reason, or reasons relating to the breach or threatened breach of restrictive covenants.

     9.  Withholding Taxes.  Whenever the Company is required to issue or
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transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state

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and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

     10.  Non-Transferability of Options.  No ISO shall be transferable by the
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optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Code, Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and each option shall be exercisable during an optionee's lifetime only by the optionee. NSO's may be transferable to the extent set forth in the Non-statutory Stock Option Agreement relating to such NSO.

     11.  Limitation on Amounts of Incentive Stock Options Granted.  The
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aggregate fair market value (determined as of the date of grant) of stock for which ISO's granted to an optionee under this Plan become first exercisable shall not exceed One Hundred Thousand Dollars ($100,000) during any calendar year.

     12.  Adjustment.  The number of shares subject to the Plan and to options
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granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted;
(b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

     13.  Termination and Amendment of Plan.  This Plan shall terminate on
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August 9, 2009, and an option shall not be granted under the Plan after that date. The Plan may at any time or from time to time be terminated, modified, or further amended by the affirmative vote of a majority in interest of the voting stock of the Company. The Board of Directors may at any time and from time to time modify or further amend the Plan in respects as it shall deem advisable to conform to any change in the law, or in any other respect, provided that any amendment by the Board of Directors which would (a) materially increase the benefits accruing to optionees under the Plan, or (b) increase the number of securities which may be issued under then plan (other than an increase pursuant to Section 12 hereof), must be approved by a majority vote of the stockholders

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within twelve months before or after the effective date of such increase or change. In no event shall any amendment of the Plan change or impair any options previously granted without the consent of the optionee.

     14.  Effective Date.  The Plan is the successor to the 1999 Stock Option
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Plan of CyberStorage Systems Corporation, a Massachusetts corporation, which was merged with and into the Company effective June 22, 2000. In connection with such merger, the Plan was adopted by the Board of Directors and stockholders of the Company and became effective on June 22, 2000.

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